EXHIBIT 10.1

WARNING: IT IS RECOMMENDED THAT THE WITHIN SHOULD NOT BE COMPLETED WITHOUT PRIOR LEGAL ADVICE

Law Society of Ireland

GENERAL CONDITIONS OF SALE
2009 EDITION

PARTICULARS
and
CONDITIONS OF SALE
of
BISHOP'S SQUARE,
BISHOP'S STREET / KEVIN STREET LOWER, DUBLIN 2

SALE BY PRIVATE TREATY

Vendor:	Violet Yarrow Real Estate (Dublin) Limited
Vendor's Solicitor:    A&L Goodbody

Address:	IFSC
North Wall Quay
Dublin 1

Reference:	SOR/PAM 01405114

Law Society General Conditions of Sale
2009 Edition
© Law Society of Ireland

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MEMORANDUM OF AGREEMENT made 30 January 2015
BETWEEN
VIOLET YARROW REAL ESTATE (DUBLIN) LIMITED having its registered office at Third Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1
(VENDOR)

AND
BISHOP IRELAND GREIT II LIMITED having its registered office at First Floor, Fitzwilliam House, Wilton Place, Dublin 2
(PURCHASER)
whereby it is agreed that the Vendors shall sell and the Purchaser shall purchase in accordance with the annexed Special and General Conditions of Sale the property described in the within Particulars at the Purchase Price mentioned below

Purchase Price	€92,000,000	Closing Date:	6 March 2015
less deposit	€9,200,000	Interest Rate:	8 per cent per annum
Balance	€82,800,000
SIGNED	/s/ Michael Wengrofsky	SIGNED	/s/ Brian Moran
			Director
	(Vendor)	(Purchaser)
Witness	Erin MCCavera	Witness	Siobhán Kiely
Occupation	Assistant	Occupation	Solicitor
Address	65 East 55th Street	Address	William Fry, Fitzwilton
	New York, NY 10022		House, Wilton Place Dublin 2

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PARTICULARS AND TENURE
ALL THAT AND THOSE the multi-storey building at Bishop Street and Kevin Street Lower in the City of Dublin known as “Bishop’s Square” which for identification purposes only is shown outlined in green on the map (the Map) annexed to a Deed of Conveyance dated 16 January 2003 made between Belltrap Limited of the first part, Bank of Ireland Trust Services Limited of the second part, Erin Executor &Trustee Co Limited of the third part and Ulster Bank Ireland Limited of the fourth part HELD
(i) as to the portion hatched blue on the Map, in fee simple;
(ii) as to the portion hatched green on the Map, for all the residue unexpired of the term of 999 years from 29 September 1783 demised by a Lease of 24 February 1784 (the 1784 Lease) made between Robert Byrne of the one part and John LaTouche Hume of the other part subject to the yearly rent of IR£16.00 thereby reserved but subsequently adjusted to the sum of IR£9.77 and the covenants and conditions on the lessee’s part therein contained, and for all other estate and interest, if any, of the Vendor therein superior to the 1784 Lease including its interest, if any, in the fee simple;
(iii) as to the portion thereof hatched purple on the Map, being the lands comprised in Folio 87039L Register of Leaseholders, County Dublin, in fee simple and for all the residue unexpired of the term of 500 years from 1 November 1786 (save the last day thereof) demised by an Indenture of Lease of 12 October 1910 (the 1910 Lease) made between Frances Spring and Others of the one part and W & R Jacob & Company Limited of the other part subject to the yearly rent of IR£14.00 thereby reserved but indemnified against payment of the entire thereof.
SUBJECT TO the Leases and Car Space Licences listed below at the current rent levels set out below (the Occupational Leases)

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Occupational Leases

Floor(s)	Date of Lease	Parties	Term	Current Rent
Ground	28 May 2012	(1) Belltrap Limited (in receivership) and Bank of Ireland Trust Services Limited, (2) Declan McDonald (3) Priceline Booking (Ireland) Limited	5 years from 1 June 2012	€31,000
Ground	7 September 2001	(1) Belltrap Limited (2) The Commissioners of Public Works in Ireland	20 years from 18 January 2002 and Term Certain Commencing 18 January 2022 and expiring 3 January 2028	€930,508
First	7 September 2001	(1) Belltrap Limited (2) The Commissioners of Public Works in Ireland	20 years from 4 January 2002 and 6 years from 4 January 2022	€1,243,814
Second	7 September 2001	(1) Belltrap Limited (2) The Commissioners of Public Works in Ireland	20 years from 4 January 2002 and 6 years from 4 January 2022	€1,268,944
Third	13 June 2014	(1) Violet Yarrow Real Estate (Ireland) Limited (2) International Financial Data Services (Ireland) Limited (3) International Financial Data Services Limited	10 years from 13 June 2014	€989,390
Fourth	19 August 2002	(1) Belltrap Limited (2) News International plc	25 years from 19 August 2002	€462,208
Fifth	16 September 2002	(1) Belltrap Limited (2) Tourism Ireland Limited	20 years from 16 September 2002	€587,000
Sub Station	7 September 2001	(1) Belltrap Limited (2) Electricity Supply Board	100 years from 7 September 2001	£0.05

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Car Space Licences

Date of Licence	Parties	Spaces	Licence Fee
1 June 2012	(1) Belltrap Limited (in receivership) and Bank of Ireland Trust Services Limited, (2) Declan McDonald (3) Priceline Booking (Ireland) Limited	1	€2,000
13 June 2014	(1) Violet Yarrow Real Estate (Ireland) Limited (2) International Financial Data Services (Ireland) Limited (3) International Financial Data Services Limited	8	€20,000
5 July 2012	(1) Belltrap Limited (2) News International plc	24	€64,215.60
10 February 2014	(1) Violet Yarrow Real Estate (Ireland) Limited (2) News Corp UK & Ireland Limited	3	€8,025
16 September 2002	(1) Belltrap Limited (2) Tourism Ireland Limited	5	€11,110
13 August 2013	(1) Violet Yarrow Real Estate (Ireland) Limited (2) Tourism Ireland Limited	3	€6,675

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DOCUMENTS SCHEDULE

1.	TITLE

1.1.	46/47 Lower Kevin Street:

1.1.1.	Attested copy Order of the County Registrar dated 3 December 1998 (Record Number 36/98)

1.1.2.	Original Conveyance and Assignment dated 12 February 1999 – Unknown Owners to Belltrap Limited

1.2.	48 Lower Kevin Street:

1.2.1.	Original Conveyance and Assignment dated 14 October 1999 – Eithne Brew to Belltrap Limited

1.3.	52A Lower Kevin Street:

1.3.1.	Original Lease dated 9 October 1951 – W & R Jacob & Co. Limited to the Electricity Supply Board

1.3.2.	Original Conveyance and Assignment dated 28 November 2000 – Unknown Owners to Belltrap Limited

1.3.3.	Attested copy Order of the County Registrar dated 24 November 2000 (Record Number 11413/00)

1.3.4.	Original Assurance dated 3 August 2001 – the Electricity Supply Board to Belltrap Limited

1.3.5.	Original certificate from ESB Legal Services dated 3 August 2001 in relation to Family Law

1.4.	53 Lower Kevin Street:

1.4.1.	Original of the 1910 Lease

1.4.2.	Copy Folio 87039L County Dublin and filed plan

1.4.3.	Original Conveyance and Assignment dated 10 February 2000 – Unknown Owners to Belltrap Limited

1.4.4.	Attested copy Order of the County Registrar dated 9 February 2000 (Record Number 35/99)

1.5.	Bishop's Square

1.5.1.	Original and counterpart of the 1784 Lease

1.5.2.	Original Conveyance and Assignment dated 11 December 1997 – Mount Salus Press Limited to Belltrap Limited

1.5.3.
Original Deed of Conveyance by way of Exchange dated 16 January 2003 between (1) Belltrap Limited, (2) Bank of Ireland Trust Services Limited (3) Erin Executor & Trustee Co. Limited and (4) Ulster Bank Ireland Limited

1.5.4.	Statutory Declaration made by Chris Hirst dated 16 January 2003 (re: Family Law)

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1.5.5.	Certified copy Deed of Appointment of Declan McDonald dated 8 December 2010.

1.5.6.	Original Mortgage Debenture dated 18 December 2000 between (1) Belltrap Limited and (2) Ulster Bank Markets Limited together with copy certificate of incorporation of Ulster Bank Ireland Limited.

1.5.7.
Original Deed of Conveyance and Transfer dated 20 February 2013 made between (1) Bank of Ireland Trust Services Limited, (2) Belltrap Limited (in Receivership), (3) Declan McDonald and (4) Violet Yarrow Real Estate (Dublin) Limited

1.5.8.	Statutory Declaration made by Declan McDonald (Receiver) dated 20 February 2013, acting in his capacity as Receiver to Belltrap Limited (in Receivership) (re: Family Law)

1.5.9.	Statutory Declaration made by Kevin Quinn (Bank or Ireland Trust Services) dated 20 February 2013

1.5.10.	Original Deed of Partial Release (Security) dated 20 February 2013 made by Ulster Bank Ireland Limited in favour of Belltrap Limited (in Receivership)

1.5.11.	Certified Copy Deed of Power of Attorney By Ulster Bank Ireland Limited dated 22 November 2012

1.5.12.	Certified Copy Wayleave Agreement dated 12 December 2013 between (1) BT Communications Ireland Limited and (2) Violet Yarrow Real Estate (Ireland) Limited

1.5.13.	Certified Copy Form 1 in relation to First Registration Application

1.5.14.	Copy Form 17 dated 1 August 2013 in relation to Lodgement of first Registration Application

1.5.15.	Copy Letter dated 10 February 2014 from A&L Goodbody to the Property Registration Authority

1.5.16.	Copy Letter dated 19 January 2015 from the Property Registration Authority to A&L Goodbody

1.5.17.	Copy Letter dated 21 January 2015 from A&L Goodbody to the Property Registration Authority (with enclosures)

1.5.18.	Letter from Dublin City Council dated 20 December 2012 (re roads and services)

1.5.19.	Copy Contract of Employment dated 4 November 2009 between (1) Active Facilities and Property Management and (2) Susan McGetterick

1.5.20.	Copy Agreement for Management dated 20 February 2013 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) BNP Paribas Real Estate Ireland Limited

1.5.21.	Copy Letter dated 7 March 2012 from BNP Paribas Real Estate to Susan McGetterick

1.5.22.	Draft Party Wall Agreement

1.5.23.	Copy Letter of Appointment of Henry J Lyons dated 25 April 2013 (addressed to Violet Yarrow Real Estate (Dublin) Limited)

1.5.24.	Copy Tenancy Schedule

1.5.25.	Copy Tenant Payment Statements dated 19 January 2015

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1.5.26.	Copy Letter from Willis Insurance dated 11 March 2014 in relation to confirmation of cover

1.5.27.	Copy Sinking Fund Statement

1.5.28.	Copy draft Client Statement dated 22 January 2014

1.5.29.	Copy Service Charge Budget 2015

1.5.30.	Copy Service Charge Account for year ending 30 September 2014

1.5.31.	Statement of Account of Ground Floor Retail Unit dated 17 April 2012

1.5.32.	Copy email dated 22 January 2015 from BNP Paribas Real Estate Ireland to A&L Goodbody confirming service charge within budget

2.	PLANNING DOCUMENTATION

2.1.	Copy Grant of Planning Permission Decision Order No: P3028, dated the 5 August 1999

2.2.	Copy Grant of Approval Decision Order No; P5842 dated the 7 January 2000

2.3.	Copy Fire Safety Certificate Register Reference 99/1773 dated the 12 June 2000

2.4.	Copy letter dated the 28th February 2000 Dublin Corporation – Acknowledgement of receipt of Commencement Notice

2.5.	Copy Commencement Notice dated the 23 February 1999

2.6.	Letter from Dublin Corporation re Planning Permission Decision Order No: P3028/1999, dated 19 December 2000

2.7.	Certified Copy Fire Safety Certificate Register Reference No: 01/1160, dated 18 April 2001

2.8.	Original Opinion on Compliance with Planning Permission (Shell and Core) Gerry Ryan, Architect, Ashlin Coleman Heelan, Architects dated the 11 February 2002

2.9.	Original Opinion on Compliance with Building Regulations (Shell and Core) Gerry Ryan, Architect, Ashlin Coleman Heelan Architects, dated 18 April 2002

2.10.	Copy letter from Ashlin Coleman Heelan Architects to Thomas Garland & Partners dated 26 November 2002

2.11.	Original Supplemental Confirmation of Ashlin Coleman Heelan Architects dated 2 December 2002 re: inspection of "the relevant documents"

2.12.	Copy Opinion on Compliance O'Connor Sutton Cronin dated 9 January 2002, amended and reissued 3rd December 2002

2.13.
Certified copy Opinion on Compliance with Building Regulations Ashlin Coleman Heelan Architects in relation to the fit-out of part of the Ground Floor, First Floor and Second Floor dated 11 February 2002

2.14.	Copy fax FESP dated 3 December 2002 re: fit-out works to Third Floor obviating requirement for Commencement Notice

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2.15.	Certified copy letter Ashlin Coleman Heelan Architects dated 2 December 2002 re: Commencement Notice not being required for fit-out works

2.16.	Certified copy Architect's Opinion on Compliance of Lorcan Lyons & Associates dated 22 March 2002 in respect of Third Floor fit-out

2.17.	Planning Search dated 15 November 2012

2.18.	Copy Planning Permission Register Reference 1562/07

2.19.	Letter from McAllister Devereux Keating dated 27 November 2002

2.20.	Letter from Ashlin Coleman Heelan Architects dated 26 November 2002

3.	OCCUPATIONAL LEASE DOCUMENTATION

3.1.	Ground Floor Retail

3.1.6.	Original Counterpart Lease dated 28 May 2012 between (1) Belltrap Limited (in Receivership) and Bank of Ireland Trust Services Limited, (2) Declan McDonald and (3) Priceline Booking (Ireland) Limited.

3.1.7.
Original Deed of Renunciation dated 28 May 2012 between (1) Bank of Ireland Trust Services Limited and Belltrap Limited (in Receivership), (2) Declan McDonald and (3) Priceline Booking (Ireland) Limited.

3.1.8.	Original Side Letter dated 28 May 2012 to Priceline Booking (Ireland) Limited.

3.1.9.	Original Licence for Car Space dated 1 June 2012 between (1) Bank of Ireland Trust Services Limited Belltrap Limited (in Receivership), (2) Declan McDonald and (3) Priceline Booking (Ireland) Limited.

3.1.10.	Copy Break Option Letter dated October 2014 from Priceline Booking (Ireland) Limited to TMF Management Limited

3.1.11.	Copy Letter dated 31 October 2014 from BNP Paribas to Priceline Booking (Ireland) Limited

3.2.	Ground Floor Office

3.2.5.	Original Counterpart Lease dated 7 September 2001 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland.

3.2.6.	Original Deed of Variation dated 9 January 2003 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland.

3.2.7.	Original Certificate of Rent Review dated 2008 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland.

3.2.8.	Original Deed of Variation dated 10 March 2014 between (1) Violet Yarrow Real Estate *Dublin) Limited and (2) The Commissioners of Public Works in Ireland

3.2.9.	Original Licence for Works dated 18 September 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) The Commissioners of Public Works in Ireland

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3.3.	First Floor

3.3.33.	Original Counterpart Lease dated 7 September 2001 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland.

3.3.34.	Original Deed of Variation dated 9 January 2003 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland.

3.3.35.	Original Licence for Installations dated 6 December 2002 between (1) Belltrap Limited and (2) The Minister of Foreign Affairs

3.3.36.	Original Certificate of Rent Review dated 2008 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland

3.3.37.	Original Deed of Variation dated 10 March 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) the Commissioners of Public Works in Ireland

3.4.	Second Floor

3.4.1.	Original Counterpart Lease dated 7 September 2001 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland

3.4.2.	Original Deed of Variation dated 9 January 2003 between (1) Belltrap Limited and (2) The Commissioners of Public works in Ireland Commissioner of Public Works in Ireland

3.4.3.	Original Certificate of Rent Review dated 2008 between (1) Belltrap Limited and (2) The Commissioners of Public Works in Ireland

3.4.4.	Original Licence for Laser Head Link Installations dated 17 May 2004 between (1) Belltrap Limited and Bank of Ireland Trust Services Limited and (2) The Minister for Justice, Equality and Law Reform

3.4.5.	Original Deed of Variation dated 10 March 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) the Commissioners of Public Works in Ireland

3.5.	Third Floor

3.5.1.
Original Counterpart Lease dated 13 June 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited, (2) International Financial Data Services (Ireland) Limited and (3) International Financial Data Services Limited

3.5.2.	Original Side Letter dated 13 June 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) International Financial Data Services (Ireland) Limited

3.5.3.
Original Car Space Licence dated 13 June 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited, (2) International Financial Data Services (Ireland) Limited and (3) International Financial Data Services Limited

3.5.4.	Copy Opinion on due execution of Eversheds UK 13 June 2014

3.5.5.	Draft Side Letter

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3.6.	Fourth Floor

3.6.1.	Original Counterpart Lease dated 19 August 2002 between (1) Belltrap Limited and (2) News International plc.

3.6.2.	Original Deed of Variation dated 5 July 2012 between (1) Bank of Ireland Trust Services Limited and Belltrap Limited (in Receivership), (2) Declan McDonald and (3) NI Group Limited

3.6.3.	Original Side Letter dated 5 July 2012 to NI Group Limited

3.6.4.	Licence dated 5 July 2012 between (1) Bank of Ireland Trust Services Limited and Belltrap Limited (in Receivership), (2) Declan McDonald and (3) NI Group Limited

3.6.5.	Original Letter dated 8 June 2012 from NI Group Limited to LK Shields Solicitors re: execution of documents

3.6.6.	Original Licence to Alterations dated 9 January 2003 between (1) Belltrap Limited and (2) News International plc

3.6.7.	Original Licence for NTL Installations dated 9 January 2003 between (1) Belltrap Limited and (2) New International plc

3.6.8.	Original Car Space Licence dated 5 July 2012 between (1) Belltrap Limited (in Receivership), (2) Declan McDonald and (3) NI Group Limited

3.6.9.	Original Certificate of Rent Review dated 21 July 2008 between (1) Belltrap Limited and (2) News International Limited

3.6.10.	Original Side Letter dated 19 August 2002 from Belltrap Limited to News International plc

3.6.11.	Original Side Letter re: Sub-Letting dated 19 August 2002 to News International plc

3.6.12.	Original Licence for Works dated 18 September 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) News Corp UK and Ireland Limited

3.6.13.	Original Deed of Variation dated 18 September 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) News Corp UK and Ireland Limited

3.6.14.	Original Car Space Licence dated 10 February 2014 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) News Corp UK and Ireland Limited

3.7.	Fifth Floor

3.7.1.	Original Counterpart Lease dated 16 September 2002 between (1) Belltrap Limited and (2) Tourism Ireland Limited

3.7.2.	Original Certificate of Rent Review dated 11 May 2009 between (1) Belltrap Limited and Tourism Ireland Limited

3.7.3.	Original Licence to Alterations dated 2 April 2003 between (1) Belltrap Limited and Bank of Ireland Trust Services Limited and (2) Tourism Ireland Limited

3.7.4.	Original Car Parking Agreement dated 16 September 2002 between (1) Belltrap Limited and (2) Tourism Ireland Limited

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3.7.5.	Original Licence for NTL Installations dated 11 November 2003 between (1) Belltrap Limited and (2) Tourism Ireland Limited

3.7.6.	Copy Sub-Lease dated 2 April 2003 between (1) Tourism Ireland Limited and (2) The Institute of Public Health in Ireland Limited

3.7.7.	Copy Sub-Lease dated 3 May 2008 between (1) Tourism Ireland Limited and (2) The Institute of Public Health in Ireland Limited

3.7.8.	Copy Sub-Lease dated 10 May 2013 between (1) Tourism Ireland Limited and (2) The Institute of Public Health in Ireland Limited

3.7.9.	Copy Deed of Renunciation dated 31 January 2008

3.7.10.	Copy Deed of Renunciation dated 31 October 2012

3.7.11.	Original Car Space Licence dated 13 August 2013 between (1) Violet Yarrow Real Estate (Dublin) Limited and (2) Tourism Ireland Limited

4.	ESB SUB-STATION

4.1.	Counterpart Sub-Lease dated 7 September 2001 Belltrap Limited to Electricity Supply Board.

5.	CORPORATE DOCUMENTATION

5.1.	Copy Certificate of incorporation and memorandum and articles of association of Belltrap Limited

5.2.	Copy Certificate of incorporation and memorandum and articles of association of Bank of Ireland Trust Services Limited

5.3.	Certificate of Incorporation and Memorandum and Articles of Association of Violet Yarrow Real Estate (Dublin) Limited

5.4.	Certificate of Change of Name and Memorandum and Articles of Association of International Financial Data Services Ireland Limited

5.5.	Certificate of Change of Name and Memorandum and Articles of Association of Priceline Booking (Ireland) Limited

5.6.	Certificate of Incorporation and Memorandum and Articles of Association of Tourism Ireland Limited

5.7.	Certificate of Change of Name of New Corp UK & Ireland Limited

SEARCHES SCHEDULE
None

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SPECIAL CONDITIONS

1.
Save where the context otherwise requires or implies or the text hereof expresses to the contrary, the definitions and provisions as to interpretation set forth in the within General Conditions shall be applied for the purposes of these Special Conditions.

2.	The said General Conditions shall:

2.21.	apply to the Sale in so far as the same are not hereby altered or varied, and these Special Conditions shall prevail in case of any conflict between them and the General Conditions

2.22.	be read and construed without regard to any amendment therein, unless such amendment shall be referred to specifically in these Special Conditions.

3.	VAT

3.8.	In the is Special Condition
“Accountable Person”, has the meaning attributed to that term by Section 2(1) of the VAT Act;
“Capital Goods” has the meaning attributed to that term under Section 2 and Section 63(2) of the VAT Act;
“Capital Goods Record” has the meaning attributed to that term under Section 64(12) of the VAT Act;
“VAT” means Value Added Tax; and
“VAT Act” means Value-Added Tax Consolidation Act 2010 and related VAT.

3.9.
The Purchaser warrants to the Vendor that the Purchaser is an Accountable Person for the purposes of Section 20(2)(c) the VAT Act and the Purchaser has taken or will take all steps necessary to be taken on the Purchaser’s part so that the Sale of the Subject Property will qualify for relief from VAT under Section 20(2)(c) of the VAT Act, and that the Sale shall not be a supply of goods for the purposes of the VAT Act.

3.10.
Unless previously supplied at or prior to the Date of Sale, the Vendor shall supply to the Purchaser, copies of the Capital Goods Records for the period up to the latest date prior to the Date of Sale for the filing of returns in relation to any Capital Goods comprised in the Subject Property.

3.11.	The obligations imposed on the parties under this Contract shall be in addition to the obligations imposed in relation to the Sale by the VAT Act.

4.	TITLE

4.2.	Title to the Subject Property shall consist of the documents specified in section 1 of the Documents Schedule.

4.3.
Where the Vendor or its predecessors in title have acquired interests in the Subject Property or any part thereof on foot of awards of the County Registrar, save for the leases which are listed in the Documents Schedule, the Vendor shall not be required to produce originals or counterparts of the Leases in relation to such interests so acquired and the Purchaser shall conclusively accept that the assurances made on foot of such awards (including those from Unknown Owners) were effective to vest in the purchasers

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therein the unencumbered fee simple in the properties the subject matter thereof together with all intermediate interests and that by virtue of the various declarations of merger contained therein the Subject Property vested in the purchaser therein for the estates specified in the Particulars and Tenure free from encumbrances. The Vendor confirms that it has listed in the Documents Schedule any such leases which are in the Vendor’s possession. The Purchaser shall raise no objection requisition or enquiry in relation to any prior leasehold interests in the Subject Property save where, prior to the Closing Date, any such objection, requisition or enquiry is raised by the Property Registration Authority thereto in which event the Vendor shall promptly deal with the objection, requisition or enquiry.

4.4.
Where a copy or a complete copy of an award of the County Registrar is not in the Vendor's possession the Purchaser shall rely on the recital thereof in the relevant deed of assurance and shall not seek a copy or further copy thereof and shall raise no objection requisition or enquiry in this regard, save where, prior to the Closing Date, any such objection, requisition or enquiry is raised by the Property Registration Authority thereto in which event the Vendor shall promptly deal with the objection, requisition or enquiry.

4.5.
The Vendor shall not be required to furnish any evidence of the identity of the Subject Property nor shall the Vendor be required to reconcile differing descriptions in any documents of title or the maps on or annexed to any documents of title or to reconcile same with the Subject Property as it appears on the ground. The Vendor shall not be obliged to define or identify the various parts of the Subject Property or to reconcile same with or identify same by reference to the documents of title in the Documents Schedule. The Purchaser shall be deemed to have satisfied itself in relation to all matters pertaining to the identity of the Subject Property and the boundaries thereof prior to the Date of Sale and shall raise no objection, requisition or enquiry in this regard. General Condition 14 shall not apply to the Sale.

4.6.
The Purchaser acknowledges and accepts that the part of the Subject Property hatched red on the map attached hereto now forms part of the public pavement and shall raise no objection requisition or enquiry in respect thereof. The Vendor confirms to the actual knowledge and belief of the board of the Vendor that there is no dispute or litigation pending or threatened against the Vendor in relation to the said pavement.

4.7.
The Purchaser has been furnished with copies of all corporate documentation in the Vendor's possession relating to various incorporated entities on title and shall neither raise any objection requisition or enquiry in relation thereto nor call for any further or other documentation to be produced in this regard and shall accept that any deeds entered into by such entities have been properly executed and delivered and that the rule in Turquand's case applies, save where, prior to the Closing Date, any such objection, requisition or enquiry is raised by the Property Registration Authority thereto in which event the Vendor shall promptly deal with the objection, requisition or enquiry.

4.8.
The Purchaser has been furnished with copies of the Family Law Declarations or Certificates listed in the Documents Schedule and shall neither raise any objection requisition or enquiry in relation thereto nor call for any further or other Family Law Declarations or Certificates to be produced (other than that to be furnished on completion by the Vendor pursuant to the Conditions), save where, prior to the Closing Date, any such objection, requisite or enquiry is raised by the Property Registration Authority thereto in which event the Vendor shall promptly deal with the objection, requisition or enquiry.

4.9.
The Vendor purchased the Subject Property from Bank of Ireland Trust Services Limited and Declan McDonald (the Receiver) in his capacity as Receiver of Belltrap Limited. The Purchaser shall conclusively accept without objection, requisition or enquiry from the documents listed at 1.1.5 and 1.1.6 inclusive of the Documents Schedule that the Receiver had been validly appointed as Receiver of Belltrap Limited and that the Receiver had all necessary capacity to enter into the sale of Belltrap Limited's interest in the Subject Property and to execute the assurance thereof.

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4.10.
The Vendor has applied to the Property Registration Authority for registration of the unregistered title to the Subject Property which is currently pending registration under Dealing Number D2013LR064216P (the Dealing) and the Vendor is referred to the documents listed at 1.5.13 and 1.5.14 of the Documents Schedule as evidence thereof. In the event that the application for first registration has not completed on or prior to completion of the Sale, the Purchaser shall take over the relevant dealing and the Vendor's solicitors shall provide a letter, addressed to the Property Registration Authority, consenting to the Purchaser's solicitors taking over carriage thereof. For the avoidance of doubt, non-completion of the application for first registration shall not be grounds for a delay in the completion of the Sale and the Vendor shall not be required to deliver to the Purchaser the documents comprised in the relevant dealing (notwithstanding that they may be specified in the Documents Schedule). In relation to the Dealing:

4.10.1.	the Vendor confirms that no queries have been raised of the Vendor or the Vendor's solicitors by the PRA (other than as disclosed in the Documents Schedule or the Conditions); and

4.10.2.
any objection requisition or enquiry raised by the PRA prior to the Closing Date shall be immediately notified to the Purchaser’s solicitors and dealt with by the Vendor’s solicitors and the responses copied to the Purchaser’s solicitors.

The Vendor shall, if so requested within two years after completion of the Sale, by and at the expense of the Purchaser, supply any additional information, which the Vendor may reasonably be able to supply, and produce and furnish any documents in the Vendor's possession that may be required to effect completion of the Dealing. General Conditions 28 and 29 shall not apply to the Sale.

4.11.	The Vendor gives no warranty that it is entitled to the freehold interest in the part of the Subject Property which is the subject of the 1784 Lease.

4.12.
The Purchaser shall purchase on notice of a proposal by the owner/occupier of 13 – 16 Redmond’s Hill, Aungier Street, Dublin 8 to treat the dividing wall between the property and the Subject Property as a party wall. The Vendor has been furnished with the draft party wall agreement list at 1.5.20 in the Documents Schedule. The Vendor confirms that to the best of the knowledge and belief of the board of the Vendor no dispute is pending or threatened in relation to the proposal and agrees that so long as the Purchaser is not in default of completion of the Sale, the Vendor shall not reach any agreement with the said owner/occupier without the approval of the Purchaser (such approval not to be unreasonably withheld or delayed).

4.13.
The Purchaser shall purchase on notice of the Wayleave Agreement listed at 1.5.12 of the Documents Schedule. The Purchaser shall accept without objection, requisition or enquiry that the original thereof is retained by BT Communications Ireland Limited and the Purchaser shall accept the copy thereof furnished with this Contract and shall not call for any further or better copy thereof, save where, prior to the Closing Date, any such objection, requisite or enquiry is raised by the Property Registration Authority thereto in which event the Vendor shall promptly deal with the objection, requisition or enquiry.

5.	PLANNING

5.8.
In these Special Conditions the expression the Planning Acts shall mean the Local Government (Planning and Development) Acts 1963 to 1999, the Planning and Development Acts 2000 to 2011, the Local Government (Sanitary Services) Acts 1878 to 2001, the Building Control Act 1990 and 2007, the Fire Services Act 1981, the Safety Health and Welfare at Work Acts 2005 and 2010 and any other statutory enactments, amendments and re-enactments thereof any rules and regulations whatsoever made thereunder and any local authority requirements regulating the use of or the carrying out of works to or the development of property.

5.9.
The Vendor does not warrant that the Subject Property or any part thereof or the use thereof is in compliance with the Planning Acts. The Purchaser shall be deemed to have satisfied itself prior to the

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date of Sale as to the full status of the Subject Property for the purposes of the Planning Acts and the extent to which the Planning Acts have been complied with. No objection, requisition or enquiry shall be raised in relation to any matter connected with the Planning Acts or any planning permissions, fire safety certificates, commencement notices or other statutory consents or procedures whether required or obtained in relation to the Subject Property or the use thereof. The Purchaser is furnished with the planning documents specified in of the Documents Schedule and no further documentation shall be called for by the Purchaser.

5.10.
General Conditions 35 and 36 shall not apply to the Sale. Notwithstanding the foregoing the Vendor confirms to the actual knowledge and belief of the board of the Vendor that no notice or order made or issued by or at the behest of a Competent Authority in respect of the Subject Property and affecting the same at the Date of Sale has been served on the Vendor.

5.11.	Notwithstanding but without prejudice to the foregoing, the Vendor confirms to the actual knowledge and belief of the board of the Vendor that:-

5.11.1.
Since the Vendor acquired ownership of the Subject Property no Development has been carried out by or on behalf of the Vendor to the Subject Property and no notice or order made or issued by or at the behest of a Competent Authority in respect of the Subject Property has been notified or given to the Vendor alleging unauthorised development or use in respect of the Subject Property or any breach of Planning Legislation in respect of the Subject Property or any part of it.

5.11.2.
On or about the date of the purchase of the Subject Property the Vendor had determined that the Subject Property had inadequate fire safety refuges in the stairwells at certain locations. The Vendor has undertaken a programme of remedying this situation. The Purchaser shall satisfy itself as to the extent to which this programme has been completed and that the Subject Property now complies with all relevant regulations and/or statutory provisions.

6.	CONDITION AND SERVICES

6.1.
The Vendor shall disclose before the Date of Sale, in the Particulars the Special Conditions or otherwise, all easements, rights, reservations, exceptions, privileges, covenants, restrictions, rents, taxes and other liabilities (not already known to the Purchaser or apparent from inspection) which to the actual knowledge and belief of the board of the Vendor, affect the Subject Property. General Condition 15 is hereby deleted and the words "Subject to Condition 15" on the first line of General Condition 16 are hereby deleted.

6.2.
The Purchaser shall be deemed to have satisfied itself prior to the Date of Sale in relation to the actual state and condition of the Subject Property including all easements, rights, reservations, exceptions, privileges, covenants, restrictions, rents, taxes, incidents of tenure and other liabilities affecting the Subject Property and shall raise no objection, requisition or enquiry in this regard.

6.3.
It shall be a matter for the Purchaser to satisfy itself prior to the Date of Sale that the Subject Property is adequately serviced and also that it has the benefit of all easements, rights and privileges required for the full and proper use and enjoyment of same. No objection, requisition or enquiry shall be raised in relation thereto.

6.4.	The Purchaser shall not raise any objection, requisition or enquiry in relation to whether the roads and services abutting and serving the Subject Property are in charge.

6.5.
The Purchaser purchases on notice that the Vendor has commissioned the carrying out of certain works to the building systems of the Subject Property, a portion of the cost of which has already been paid out of the sinking fund with the balance to be discharged. The contractor for the works is Riverside Mechanical and the design team is Ethos Consulting. The Purchaser agrees with effect from the completion of the

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Sale to take responsibility for the completion of those works and to discharge the remaining payments due to the contractor and design team engaged on those works.

6.6.
The Vendor agrees to discharge, on or before completion of the Sale, a total of €13,662.08 plus VAT due to (i) Mac Interiors and (ii) payable in respect of "MJP Additional Work" in respect of works carried out by the Vendor to the Subject Property.

6.7.
On completion of the Sale, the Vendor shall assign to the Purchaser the Letter of Appointment with HJ Lyons listed at 1.5.23 of the Documents Schedule in the agreed form of assignment. The Purchaser shall take responsibility for getting the consent of HJ Lyons to that assignment.

7.	OCCUPATIONAL LEASES

7.1.	The Subject Property is subject to the Occupational Leases in favour of the parties named in those leases (each an Occupational Tenant and together the Occupational Tenants).

7.2.
Copies of all leases and licences currently affecting the Subject Property together with copies of any notices in the Vendor’s actual possession served by or on any lessee of the Subject Property or any part thereof are listed in the Documents Schedule and the Purchaser shall be deemed to have purchased with full knowledge of the contents thereof. The Vendor confirms to the actual knowledge and belief of the board of the Vendor that, as at the Date of Sale, the lessee named in any such lease or licence (or the assignee as disclosed in the Particulars and Tenure, the Special Conditions or otherwise in this Contract) is still the lessee and that the current rent levels stated in the Particulars and Tenure are the current rent levels payable under those leases and licences. The Vendor gives no warranty express or implied that the terms and conditions of any of the Occupational Leases or notices have been complied with other than confirming that there are no ongoing material disputes with or proceedings issued against any of the tenants under the Occupational Leases in respect of a breach by them of any covenants on their part contained in any of the Occupational Leases and the Purchaser shall be deemed to have satisfied itself in this respect prior to the execution of this Contract. General Conditions 22 and 23 shall be read subject to this condition.

7.3.
The Vendor gives no warranty, expressed or implied, as to the identity of the actual occupier of any premises the subject of an Occupational Lease. The Purchaser shall satisfy itself as to whether the tenant under the Sub-Lease referred to at 3.7.8 of the Documents Schedule remains in occupation of the sub-lease premises. The Purchaser shall raise no objection, requisition or enquiry in this regard.

7.4.
The Purchaser shall purchase on notice of the proposal by International Financial Data Services (Ireland) Limited (IFDS) for the provision by IFDS of maintenance and cleaning services and associated consumables to the toilet facilities located on the third floor of the Subject Property. The draft side letter listed at 3.5.5 in the Documents Schedule has been prepared at the request of IFDS in this regard but has not yet been forwarded to them. The Purchaser shall raise no objection, requisition or enquiry in this regard or as to whether such proposal has been implemented.

7.5.
The Purchaser shall purchase on notice that Priceline Booking (Ireland) Limited, has served notice on the Vendor of its intention to terminate its tenancy pursuant to the break option contained in the relevant Occupational Lease listed at 3.1.1 of the Documents Schedule. The Purchaser shall raise no objection, requisition or enquiry in this regard. The Vendor agrees that so long as the Purchaser is not in default of completion of the Sale, the Vendor will not pursue any claim for dilapidations against that tenant under the relevant Occupational Lease without the consent of the Purchaser (such consent not to be unreasonably withheld or delayed) to the intent (but subject to the condition that the Sale shall be completed) that the Purchaser shall be entitled to any settlement payment by that tenant in respect of dilapidations under the relevant Occupational Lease.

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7.6.	The Vendor confirms it has not received any security deposit from or on behalf of any of the Occupational Tenants.

7.7.
The Vendor confirms to the actual knowledge and belief of the board of the Vendor that it has disclosed in the Documents Schedule, the Particulars and the Special Conditions all documents comprising the terms of the Occupational Leases which are in the possession of the Vendor or its solicitors, A&L Goodbody, and that it is not aware of the existence of any others.

8.	COMPLIANCE
No objection, requisition or enquiry shall be raised by the Purchaser concerning any licences or statutory requirements, consents or approvals required by any tenant under any of the Occupational Leases to lawfully trade or carry on its business in the Subject Property or any part thereof.

9.	IMPROVEMENTS AND TENANT’S WORKS
The Vendor confirms to the actual knowledge and belief of the board of the Vendor that the Vendor has received no Improvement Notices pursuant to the Landlord and Tenant (Amendment) Act 1980 from any of the Occupational Tenants. No objection, requisition or enquiry shall be raised by the Purchaser in relation to any works or improvements carried out by any of the Occupational Tenants or their predecessors in relation to the Subject Property or any part thereof. In particular, other than such as may be disclosed in the documents furnished in the Documents Schedule, the Vendor shall not be required to produce to the Purchaser evidence of the consent of any party entitled from time to time to the lessor’s interest in any of the Occupational Leases to any works carried out from time to time by any tenant under any Occupational Lease or any evidence of compliance with any local or statutory requirements in respect of such works whether under the Planning Legislation, the Safety Health and Welfare at Work Act, 1989, the Fire Services Act, 1981 and any amendment or re-enactment thereof and all regulations made from time to time thereunder or otherwise.

10.	BODY CORPORATE

10.1.
Where any Occupational Tenant or any guarantor under any Occupational Lease is a non-Irish body corporate the Purchaser shall conclusively assume without objection requisition or enquiry that the relevant Occupational Tenant or guarantor entity has been properly incorporated or established and that the relevant documentation has been validly executed by the relevant Occupational Tenant and/or guarantor and no further proof or confirmation as to such incorporation or the validity of such execution shall be sought or furnished. Without prejudice to the foregoing the Vendor shall provide to the Purchaser such evidence in relation to incorporation and/or such execution as appears from the documents specified in the Documents Schedule.

10.2.
The Purchaser has been furnished with copies of such Certificates of Incorporation and Memoranda and Articles of Association (or extracts thereof) of Occupational Tenants and guarantors as are in the Vendor’s possession and as are detailed in the Documents Schedule. The Purchaser shall not require the Vendor to furnish any further Certificates or other evidence of Incorporation or Memoranda or Articles of Association of any Occupational Tenant or guarantor and shall raise no objection requisition on enquiry in relation to the foregoing.

11.	RENT
General Condition 27 is hereby varied as follows:-

11.1.
The Vendor shall only be required to give an apportionment under General Condition 27 in respect of rent actually received by the Vendor which relates to any period after the Apportionment Date. For the

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avoidance of doubt should there be arrears of rent at the date of completion of the Sale then so much thereof which relates to the period up to the Apportionment Date shall belong to the Vendor.

11.2.
The Vendor confirms that if subsequent to the date of Sale, any rents are subsequently reviewed by the Purchaser and the rent is adjusted from a date preceding the date of Sale, the Vendor shall not be entitled to receive any increase in rent received by the Purchaser.

11.3.
To the extent that any of the Occupational Tenants shall not have discharged rent and insurance contribution in respect of the period up to the date of actual completion of the Sale (Arrears), the Purchaser shall refund to the Vendor the full amount of the Vendor's entitlement thereto immediately the Purchaser receives same from the relevant Occupational Tenants (and any sums received by the Purchaser after completion of the Sale from an Occupational Tenant shall first be applied in paying Arrears). The Vendor will not be entitled to issue legal proceedings against any Occupational Tenant for recovery of Arrears provide that the Purchaser shall use reasonable endeavours to collect Arrears and shall take such reasonable action to collect Arrears as the Vendor may request but the Purchaser shall not be required to take any legal proceedings against any of the Occupational Tenants.

11.4.
The Vendor confirms that as at the Date of Sale, the Occupational Tenants have paid all rents up to date (other than €2,777.50 payable by Tourism Ireland Limited under the Licence listed at 3.7.4 of the Documents Schedule in respect of the current quarter).

12.	RATES AND OUTGOINGS
The Purchaser shall not call for evidence of payment of rates, water rates or refuse charges and similar outgoings (if any) on the Subject Property where same are the liability of the tenants and occupiers thereof. The Purchaser shall be deemed to have satisfied itself in that regard prior to the execution hereof and shall raise no objection, requisition or enquiry in relation thereto. For the avoidance of doubt no apportionment shall be required on completion in respect of any such outgoings. General Condition 27 is amended accordingly.

13.	INSURANCE
The Vendor shall on the date of completion of the Sale cancel its insurances in respect of the Subject Property and shall remit to the relevant Occupational Tenants the amount of the refund due to the relevant Occupational Tenants in respect of the insurance premiums received for the period from the date of completion of the Sale. The Purchaser shall effect its own insurances as and from the date of completion of the Sale and shall deal with the Occupational Tenants with effect from that date in relation to such insurances. The Vendor shall be entitled to any insurance contributions which are in arrears at the Apportionment Date (and Special Condition 11.3 shall apply to the recovery thereof).

14.	SERVICE CHARGE

14.1.	The service charge payable on foot of each of the Occupational Leases is payable on an estimated basis subject to a balancing charge for each financial year.

14.2.
No apportionment of service charge shall be required on completion of the Sale. In relation to any arrears of service charge outstanding at the date of completion of the Sale the Purchaser shall pursue the relevant Occupational Tenant or Tenants in respect of such arrears. The Vendor shall assist the Purchaser in relation to any proceedings or action taken by the Purchaser in this regard, subject to the Purchaser discharging the Vendor’s reasonable costs in relation thereto.

14.3.	The Vendor shall on completion of the Sale: -

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14.3.1.
transfer to the Purchaser all surplus service charge monies received by or on behalf of the Vendor which having regard to the audited financial statements for the year ending 30 September 2014 are available for service charge expenditure but which have not at the date of completion been offset against current service charge;

14.3.2.	transfer to the Purchaser all sinking fund monies received or held by or on behalf of the Vendor;

14.3.3.	hand over all original books of account, invoices, receipts and records as may relate to the service charge.

14.4.
The Purchaser shall, following completion of the Sale, carry out and complete for its own account the contracts entered into by or on behalf of the Vendor in relation to the provision of services to the Subject Property and listed below (the Contracts) to the extent that same have not been terminated prior thereto and the Purchaser shall indemnify the Vendor against or reimburse the Vendor for any payment required to be made by the Vendor under or in relation to the Contracts for the remainder of the terms of each of the Contracts: -

14.4.1.
CCTV, Emergency Lighting and Other Services Maintenance Contract dated 7 October 2014 between (1) Geoghegan Electrical and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.2.	Cleaning Services Agreement dated 22 September 2014 between (1) Puresafe Limited and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.3.	Consumables and Services Agreement dated 22 September 2014 between (1) Puresafe Limited and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.4.
Fire Alarm Maintenance Contract dated 30 July 2014 between (1) G4S Secure Solutions (Ire) Ltd – Fire Division and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.5.	Generator Set Service Agreement dated 29 October 2014 between (1) FG Wilson Engineering (Dublin) Ltd and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.6.	Lift Maintenance Contract dated 30 September 2014 between (1) Elevator Consulting Ltd and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.7.	M&E Maintenance Contract dated 23 December 2014 between (1) Lynch Interact and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.8.	Security Services Contract dated 1 October 2014 between (1) Manguard Plus and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.9.	Sliding Doors Maintenance Contract dated 17 September 2014 between (1) KCC Architectural and (2) BNP Paribas Real Estate for and on behalf of Violet Yarrow Real Estate Dublin Limited.

14.4.10.	Waste Disposal Contract with AES.

14.4.11.	Water Testing and Treatment Contract with H2O.

14.4.12.	Smoke Ventilation Service Contract with ASVS.

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14.5.
The Vendor confirms to the actual knowledge and belief of the board of the Vendor that it has disclosed at Special Condition 14.4 all service contracts of which it is aware and that it is not aware of the existence of any others.

14.6.
The Vendor (to the extent that the Purchaser may reasonably request) shall, at the cost of the Purchaser, request that the other parties under the Contracts shall consent to the substitution of the Purchaser as a party thereto in place of the Vendor with effect from the date of completion of the Sale.

14.7.
Nothing in this Contract shall dis-entitle the Vendor from serving notice of termination of the Contracts or otherwise or from notifying the other parties to the Contracts prior to the date of completion of the Sale that the Vendor has contracted to sell the Subject Property. The Vendor confirms that the Agreement for Management listed at 1.5.20 of the Documents Schedule will terminate on completion of the Sale.

15.	EMPLOYEES

15.1.
The Purchaser shall purchase on notice of the fact that Susan McGetterick (the Building Manager) is employed as Building Manager at the Subject Property but that the Building Manager is currently employed by the managing agents (BNP Paribas Real Estate) (the Managing Agents) contracted to manage the Subject Property and not by the Vendor. The Purchaser has been furnished with the employment contract for the Building Manager listed at 1.5.17 in the Documents Schedule and shall raise no further objection, requisition or enquiry with regard to the Building Manager's terms of employment. The Managing Agents' appointment by the Vendor will terminate on completion of the Sale and where the Building Manager's employment is not the subject of a transfer of an undertaking within the meaning of the Regulations (as defined in Special Condition 15.2) or the Building Manager does not otherwise accept employment with such other managing agent as the Purchaser may appoint, then the Purchaser shall be responsible for the cost of any redundancy payment which the Building Manager is entitled to from the Managing Agent and shall indemnify the Vendor against the cost of making good such payment to the Managing Agent.

15.2.
To the extent that the transfer of assets contemplated by this Contract constitutes a transfer within the meaning of the European Communities (Protection of Employees on Transfer of Undertakings) Regulations, 2003 (SI 131/2003) (as amended) (the “Regulations”), the parties acknowledge that the Purchaser shall have no recourse against the Vendor with respect to any liabilities or obligations arising from the application of the Regulations to the Sale and the Purchaser will indemnify the Vendor against all actions, claims, proceedings, judgements, decrees, orders, awards, costs, demands, losses, expenses, damages and liabilities (in each case on an after tax basis) arising out of or by virtue of the application of the Regulations to the Sale.

15.3.	The Vendor confirms that it does not employ any person in connection with the provision of services to the Subject Property.

16.	GOOD ESTATE MANAGEMENT

16.1.
Until the date of completion of the Sale the Vendor shall continue to manage the Subject Property in all respects diligently in accordance with the principles of good estate management so as to comply with the obligations in that respect contained or referred to in the Occupational Leases provided that the Vendor will not serve any rent review notices up to the closing of the Sale without the Purchaser’s consent (such consent not to be unreasonably withheld or delayed).

16.2.
The Vendor shall consult with the Purchaser in relation to the grant of new leases, applications for landlord's consent and surrenders and shall give due consideration to all reasonable representations made by the Purchaser, but not so as to interfere with the efficient management of the Subject Property pending completion provided that so long as the Purchaser is not in default of completion of the Sale,

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the Vendor shall not without the consent of the Purchaser (such consent not to be unreasonably withheld or delayed): -

16.2.13.	vary or agree to vary the terms of any of the Occupational Leases, licences or sub-leases affecting the Subject Property;

16.2.14.	accept or agree to accept any surrender of any Occupational Leases, licences or sub-leases affecting the Subject Property;

16.2.15.
consent or agree to consent to any application to the Vendor made by any Occupational Tenant, sub-lessee or licensee for landlord's consent to assign, sub-let, change the use of or carry out works to any part of the Subject Property .

With effect from the Date of Sale any written communications received by the Vendor from the Occupational Tenants shall be copied to the Purchaser as soon as reasonably possible.

16.3.
The Vendor will hand over to the Purchaser on the closing of the Sale letters addressed to the Occupational Tenants notifying them of the change of ownership and informing them that all future rent and service charge and any other outgoings payable by them should be paid to the Purchaser.

17.	CHATTELS
No warranty is given as to the extent of the fixtures and fittings (if any) included in the Sale and no objection, requisition or enquiry shall be raised on account thereof or regarding the ownership of the fixtures and fittings within or on the Subject Property. To the extent that there are any fixtures and fittings included in the Sale then title thereto shall pass by delivery on completion of the Sale to the extent that title thereto is capable of passing by delivery.

18.	ENVIRONMENTAL

18.1.
For the avoidance of doubt the Vendor gives no warranty that either the Subject Property or any processes carried out thereon now or at any time in the past comply with Environmental Laws. It is a matter for the Purchaser to satisfy itself in relation to all aspects of Environmental Laws insofar as they relate to the Subject Property prior to the Date of Sale. The Purchaser is precluded from making any objection or raising any requisition or enquiry whatsoever in relation to same.

18.2.
For the purposes of this Special Condition "Environmental Laws" means all laws (whether criminal, civil or administrative) including common law, statutes, regulations, statutory instruments, directives, bye-laws, orders, codes and judgments having the force of law in Ireland concerning environmental matters and protection of the environment, use of noxious or deleterious materials, contaminants or pollutants and all regulations, bye-laws, orders and codes made thereunder or regulating the use thereof.

19.	NO TURN

19.1.	Save as provided in Special Condition 19.2: -

19.1.1.	the Purchaser shall not assign, novate, subsell or otherwise dispose of its interest under this Contract:

19.1.2.	the Vendor shall only be required to execute the Assurance in favour of the Purchaser and not in favour of any other person or body.

19.2.
The Purchaser shall be entitled on or before the completion of the Sale to require the Vendor to enter into a novation of this Contract from the Purchaser to a wholly-owned subsidiary of Hines Global REIT

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II by way of an agreement in the form of novation agreement appended hereto PROVIDED THAT the Purchaser shall have served notice in writing on the Vendor of such request no later than seven (7) Working Days before the Closing Date with details of the relevant subsidiary. For the avoidance of doubt, the Purchaser shall not be entitled to exercise such right where it is in default of completion of the Sale.

20.	DOCUMENTS
Copies of the documents referred to in the Documents Schedule have been made available for inspection to the Purchaser or the Purchaser's solicitors prior to the Date of Sale and the Purchaser, whether availing of such opportunity of inspection or not, shall be deemed to have purchased the Subject Property with full knowledge of the contents of the documents furnished. The Purchaser shall accept such documentation without objection requisition or enquiry and shall not call for any other documents whether appearing by recital or otherwise. Where any document is described in the Documents Schedule as being a "copy" (or any derivative of that expression), that document will be furnished on completion in accordance with its description in the Documents Schedule and the Purchaser shall not seek any further or better copies of any such documents or maps annexed thereto nor shall the Purchaser call for production of the original thereof nor the originals of deeds or occupational letting documentation where the Vendor are in possession only of counterparts or copies thereof nor shall the Purchaser require an explanation for the non-production of the original thereof and the Purchaser shall raise no objection, requisition or enquiry in this regard.

21.	NOTICES
The address for any notices to be issued or given to the Vendor on foot of the Conditions shall for the purposes of General Condition 49(b)(i) be c/o King Street Capital Management, L.P., 65 East 55th Street, 30th Floor, New York, NY 10022, USA with a copy to the Vendor's solicitors and General Conditions 49(b) (ii) and (iii) shall not apply in the case of the Vendor.

22.	CONFIDENTIALITY

22.1.
All information furnished to the Purchaser relating to the Sale (other than matters of public record) (Confidential Information), including, without limitation, any and all information provided by the Vendor and/or the Vendor's agents via the data room and any other information provided by the Vendor and/or the Vendor's representatives in relation to the Subject Property:-

22.1.1.	shall be treated by the Purchaser as confidential;

22.1.2.
shall not be disclosed by the Purchaser to anyone (except the Purchaser's attorneys, lenders, consultants and employees involved in review of the Subject Property and as may be required by law or by any court or administrative order); and

22.1.3.	shall, at the written request of the Vendor, be destroyed or returned by the Purchaser to the Vendor unless completion occurs in accordance with this Contract.

23.
Notwithstanding anything to the contrary contained herein, the Purchaser and its representatives shall be entitled to retain one copy of the Confidential Information to the extent necessary in order to comply with any applicable laws or regulations and shall only be required to use commercially reasonable efforts to return or destroy any materials stored electronically, and the Purchaser and its representatives shall not be required to return or destroy any electronic copy of the Confidential Information created pursuant to their standard electronic backup and archival procedures. Notwithstanding anything to the contrary herein, the Purchaser or its Affiliates shall be permitted to disclose in U.S. Securities and Exchange Commission (SEC) and other filings with governmental authorities, financial statements and/or other communications such information regarding the transaction contemplated by this Contract and/or the terms of this Contract and any such information relating to the property as may be required to comply

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with any applicable federal or state securities laws, rules, or regulations (including SEC rules and regulations), "generally accepted accounting principles," or other accounting rules or procedures. To the extent that is required by law to disclose Confidential Information, the Purchaser will use all reasonable endeavours to provide the Vendor with prior notice of such disclosures and provide the Vendor with a copy of same. Without limiting the foregoing, Hines Global REIT, Inc. may, if required by the SEC, file this Contract with the SEC after the execution of the same and may file a form "8-K" and/or prospectus supplement to which this Contract may be attached and in either case shall notify the Vendor accordingly.

24.	ENTIRE AGREEMENT

24.1.
Subject to Special Condition 24.2, the Purchaser agrees and accepts that no information, statement, description, quantity or measurement contained in any advertisements or given orally or contained in any brochure, map, plan, letter, report or handout issued by or on behalf of the Vendor or its architects, engineers, solicitors or agents in respect of any of the Subject Property (whether or not in the course of any representation or negotiations leading to the Sale) shall constitute a representation inducing the Purchaser to enter into the Sale or any condition or warranty forming part of the Sale and any information, statement, description, quantity or measurement so given or contained in any such advertisement, brochure, map, plan, letter, report or handout issued by or on behalf of the Vendor, its architects, engineers, solicitors or agents are for illustration purposes only and are not to be taken as matters of fact and that any mistake, omission, inaccuracy or misdescription given orally or in the form of any advertisement, brochure, map, plan, letter, report or handout by or on behalf of the Vendor, its architects, engineers, solicitors or agents (whether or not in the course of any representation or negotiations leading to the Sale) shall not give rise to any right of action, claim or entitlement to compensation against or from the Vendor, its architects, engineers, solicitors or agents, under the Sale or otherwise or any right of rescission or termination. This Contract comprises the entire of the agreement between the Vendor and the Purchaser governing the Sale. Any statement, representation or warranty whatsoever made by the Vendor, its agents or employees during the course of negotiations leading to the Sale which are not herein contained and set forth are hereby treated as having been withdrawn and extinguished and will have no force or effect at law whatsoever. General Condition No 33 shall be read subject to this Special Condition.

24.2.
For the avoidance of doubt, Special Condition 24.1 shall not apply to or prejudice or affect the Purchaser's right to rely on anything contained in, provided for or referred to in this Contract, the documents exhibited in the Documents Schedule, the replies by the Vendor's Solicitors to the pre-contract enquiries raised by the Purchaser's Solicitors or the explanation/ discharge of any acts appearing on searches.

25.	AUDIT COOPERATION PROVISION
Vendor shall provide to Purchaser (at Purchaser's expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Vendor or its accountants, to enable Purchaser's auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Subject Property for the year to date of the year in which completion of the Sale occurs plus up to the one additional prior calendar year. Purchaser shall be responsible for all out-of-pocket costs associated with this audit. The Vendor shall provide reasonable cooperation (at no cost to Vendor) with Purchaser's auditor in the conduct of such audit. In addition, Vendor agrees to provide as soon as reasonably possible to Purchaser's auditor, if requested by such auditor, historical financial statements for the Subject Property, including income and balance sheet data for the Subject Property, whether required before or after completion of the Sale. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Vendor's operating statements of the Subject Property, at Purchaser's expense, and Vendor shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Vendor shall furnish to Purchaser such financial and other information relating to the foregoing which is held by the Vendor as may be reasonably required by Purchaser or

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any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Vendor shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Vendor or its accountants, at no cost to Vendor, and in the format that Vendor (or its accountants) have maintained such information. This provision shall survive completion of the Sale for a period of one (1) year from and including the Closing Date.

26.	OFAC / PATRIOT ACT AML AND FCPA REP

26.1.
As of the Date of Sale and the date of completion of the Sale, the Vendor hereby warrants that: (A) neither Vendor, (B) nor any of its directors, (C) nor any direct or indirect owner of 10% or more of the beneficial interests in Vendor:

26.1.1.
is listed in the "Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers" (the OFAC List) published by the United States Office of Foreign Assets Control, as in effect from time to time, and as such list is located on the U.S. Department of Treasury's website: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx;

26.1.2.
is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in Executive Orders issued by the United States government pertaining to the OFAC List (the U.S. Executive Orders) or is otherwise a person, entity or government with whom a United States person is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under United States law, regulation and/or executive orders;

26.1.3.
is owned or controlled by, or acts for or on behalf of, any person or entity on the OFAC List or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the U.S. Executive Orders pertaining to the List (any person referenced in this provision, or in clauses 26.1.1 and 26.1.2 above, is hereby referred to herein as a Blocked Person);

26.1.4.
has made any bribe or other financial inducement to a public official or governmental employee in the past in connection with the acquisition, financing, operation or otherwise pertaining to the Subject Property that has been found by an applicable court of law in the United States to have violated the Foreign Corrupt Practices Act of the United States of America and the rules and regulations promulgated thereunder.

If Purchaser determines, having taken professional legal advice and only after consulting with the Vendor and taking into account the Vendor’s reasonable representations that Vendor is a Blocked Person, Purchaser shall have the absolute right to immediately terminate the Sale in which event the Purchaser shall receive a return of the deposit if such return is acceptable under applicable US law. The provisions of this Special Condition will survive termination of the Sale.

27.	FINANCING PRE-CONDITION
The Purchaser’s obligation to complete the Sale is subject to the Purchaser entering into a loan facility agreement (not merely a term sheet for such a facility) with a third party lender (a Bank Loan) that contains all of the following terms: (1) the interest rate charged to the Purchaser shall not be greater than Euribor + 250 basis points, (2) the amount to be lent under the Bank Loan shall be no less than loan-to-Purchase Price (as stated herein) of 55%, and (3) the maturity period for such Bank Loan shall be at least five years (the failure of the Bank Loan to contain any of the foregoing terms shall be a Material Adverse Change). In the event that the Bank Loan does not close on or before the Closing Date on the

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terms provided by the immediately preceding sentence, then the Purchaser may, at its option, terminate the Sale by notice in writing served on the Vendor and on service of such notice this Contract shall terminate immediately, General Condition 37 (Rescission) shall apply, and the deposit shall, within two days of such termination, be returned to the Purchaser less the sum of €500,000 Euro (which sum is inclusive of VAT, if any) which shall be retained by the Vendor in full compensation and satisfaction for the Vendor’s transaction expenses and all other rights and entitlements of whatever nature may be enjoyed by the Vendor. For the avoidance of doubt, the Vendor shall not be entitled to claim from the Purchaser or deduct from the deposit any other amounts howsoever arising whether by way of loss of profit or opportunity or any other costs or losses whatsoever.

28.	DEPOSIT
In the event that the deposit is to be returned to the Purchaser pursuant to the terms of this Contract the Vendor shall procure that it is so returned within two days of termination or rescission of the Contract as appropriate.

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NON-TITLE INFORMATION

Query	Reply		(Please tick and / or insert comments as appropriate)
	YES	NO	COMMENT
1. SERVICES
1.1. How is the Subject Property serviced as to: 1.1.1. drainage; 1.1.2. water supply; 1.1.3. electricity; 1.1.4. gas; and 1.1.5. otherwise.
1.2. Have the services (including roads, lanes, footpaths, sewers and drains) abutting or servicing the Subject Property been taken over by the Local Authority?
Will a letter from the Local Authority or a solicitor's certificate to vouch the position be furnished on or before closing?
If services are not in charge, are there appropriate easements and indemnities in existence?

1.3. Is the Subject Property serviced by: 1.3.1. septic tank; or, 1.3.2. private drainage scheme.
1.4. Is the Subject Property serviced for television and if so is it by;
1.4.1. Cable TV;
1.4.2. Satellite Dish;
1.4.3. MMDF;
1.4.4. TV aerial owned by Vendor; or
1.4.5. TV aerial owned by another.
If 1.4.2 or 1.4.4 applies, will it be included in the Purchase Price?

1.5. Is there a telephone line to be supplied with the Subject Property?
1.6. Is there an ISDN line to be supplied with the Subject Property?
2. CONTENTS
2.1. Are there any contents included in the Purchase Price? If so, give Vendor's estimate of value.			€

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Query	Reply	(Please tick and / or insert comments as appropriate)
2.2. Are there any fixtures, fittings or chattels included in this Sale which are the subject of any Lease, Rent, Hire Purchase Agreement or Chattel Mortgage?
If so, furnish now the Agreement and on closing proof of payment to date or discharge thereof.

3. OUTGOINGS
3.1. What is the Rateable Valuation of: 3.1.1. Lands; 3.1.2. Buildings.		€ €
3.2. Give particulars of any other periodic or annual charge which affects the Subject Property or any part of it.
3.3. Is the Vendor or any predecessor in title liable for any payments under the Local Government (Charges) Act 2009 in respect of the Subject Property?
If so, a letter of clearance from the local authority confirming no outstanding payment will be required on closing.
If not, please state why not.

4. BUILDING ENERGY RATING ("BER")
Furnish a copy of a valid BER certificate and related advisory report in respect of the Subject Property.

WF-11190927-4

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